Exhibit 99.1

Dynacq Healthcare, Inc. Announces Temporary Closure of Pasadena, Texas Hospital due to Hurricane Ike

HOUSTON--(BUSINESS WIRE)--Dynacq Healthcare, Inc. (DYII) announced today that its Surgery Specialty Hospitals of America – Southeast Houston Campus located in Pasadena, Texas has been temporarily closed because of damages sustained as a result of Hurricane Ike. The hospital is without power and may have suffered physical damages that will prohibit its opening for operations after power is restored. Management of the Company is attempting to assess the damage but is unable to predict with certainty when the hospital will be open for operations again. Once power is restored and the assessment of physical damages is complete, the hospital may open certain, but less than all, service areas until repairs are completed and the safety of its patients and employees, and the quality of its operations, can be assured.

Dynacq Healthcare, Inc. ("www.dynacq.com") is a holding company. Its subsidiaries provide surgical healthcare services and related ancillary services through hospital facilities.

CONTACT:
Dynacq Healthcare, Inc., Houston
Philip S. Chan, 713-378-2000
info@dynacq.com